AMENDMENT TO
                             PARTICIPATION AGREEMENT

     THIS AMENDMENT to the Participation Agreement ("Amendment") is entered into and is effective this 28th day of February, 2002 by and among AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("Company") and MFS VARIABLE INSURANCE TRUST (the "Trust") and MASSACHUSETTS FINANCIAL SERVICES COMPANY (`MFS").

     WHEREAS, The parties to this Amendment have previously executed that certain Fund Participation Agreement dated September 1, 1999 ("Agreement"); and

     WHEREAS, the parties to this Amendment wish to amend the Agreement to allow for the addition of a new Policy.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1.   Schedule  A of the  Agreement  is hereby  deleted  in its  entirety  and is
     replaced  with  the  Schedule  A,  attached  hereto  and   incorporated  by
     reference.

2. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

AMERICAN ENTERPRISE LIFE                 Attest:
INSURANCE COMPANY

By:  /s/ Carol A. Holton                 By:  /s/ Mary Ellyn Minenko
     ------------------------                --------------------------
Printed                                  Printed
Name:    Carol A. Holton                 Name:    Mary Ellyn Minenko
         --------------------                     ---------------------
As Its:  President                       As Its:  Assistant Secretary
         --------------------

MFS VARIABLE INSURANCE TRUST             MASSACHUSETTS FINANCIAL
                                         SERVICES COMPANY


By:  /s/ James R. Bordewick, Jr.         By:  /s/ Jeffrey L. Shames
     ---------------------------              ---------------------
Printed                                  Printed
Name:    James R. Bordewick, Jr.         Name:    Jeffrey L. Shames
As Its:  Assistant Secretary             As Its:  Chairman and Chief Executive
                                                  Officer

                                                         As of February 28, 2002

                                   SCHEDULE A

                        Accounts, Policies and Portfolios
                     Subject to the Participation Agreement

===================================== =================================== ============================ =============================
           Name of Separate                                                       Share Class
           Account and Date                     Policies Funded            (Initial or Service Class)             Portfolios
  Established by Board of Directors           by Separate Account                                           Applicable to Policies

===================================== =================================== ============================ =============================
American Enterprise Variable Annuity   American Express Signature Variable      Initial Class          MFS(R) Investors Trust Series
              Account,                             Annuity(SM)
            July 15, 1987                                                                               MFS(R) New Discovery Series
                                          American Express Signature One
                                               Variable Annuity(SM)                                       MFS(R) Research Series
  American Enterprise Variable Life
              Account,                 American Express Signature Variable                               MFS(R) Total Return Series
            July 15, 1987                       Universal Life(SM)
                                                                                                          MFS(R) Utilities Series
                                       American Express Pinnacle Variable
                                                    Annuity
                                                                               Service Class            VIT Investors Growth Stock
                                        American Express FlexChoice(SM)                                           Series
                                                Variable Annuity
                                                                                                        VIT Investors Trust Series
                                       Wells Fargo Advantage(SM) Variable
                                                    Annuity                                              VIT New Discovery Series

                                       Wells Fargo Advantage(SM) Builder                                  VIT Total Return Series
                                                Variable Annuity
                                                                                                           VIT Utilities Series
                                         American Express New Solutions
                                              Variable Annuity(SM)

                                              American Express(R)
                                        Galaxy Premier Variable Annuity

------------------------------------- ---------------------------------- ---------------------------- ------------------------------